SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 16, 2015

LIFEPOINT HEALTH, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51251	20-1538254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Seven Springs Way Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

(615) 920-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

On September 21, 2015, LifePoint Health, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Amended and Restated Rights Agreement (the “Rights Agreement”), dated as of February 25, 2009, by and between the Company and American Stock Transfer & Trust Company, LLC, as rights agent.

The Amendment accelerates the expiration of the Company’s preferred share purchase rights (the “Rights”) from 5:00 p.m., New York City time, on February 25, 2019 to 5:00 p.m., New York City time, on September 21, 2015, and has the effect of terminating the Rights Agreement on that date. At the time of the termination of the Rights Agreement, all of the Rights distributed to holders of the Company’s common stock pursuant to the Rights Agreement will expire.

The foregoing is a summary of the terms of the Amendment. The summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 4.1 and incorporated herein by reference.

Item 1.02                                           Termination of a Material Definitive Agreement

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.03                                           Material Modification to Rights of Security Holders

The information set forth under Item 1.01 is incorporated herein by reference.

Item 8.01                                           Other Events.

Effective September 16, 2015, the Company entered into a trading plan (the “Plan”) in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934 as amended (the “Act”), under which the Company may repurchase its shares at times when the Company would not ordinarily be in the market due to the Company’s trading policies or possession of material non-public information.  This plan has been established pursuant to, and as part of, the Company’s stock repurchase program that is effective through October 1, 2015, of which $15 million remained available as of September 17, 2015.  In addition, as previously announced, the Company has an existing share repurchase authorization that is effective through December 2, 2016, of which $150 million remained available as of September 17, 2015.

The Plan will expire on September 30, 2015, unless terminated earlier in accordance with its terms.  The Company does not retain or exercise any discretion over purchases of common stock under the Plan.  The timing and extent of the repurchases under the Plan are subject to U.S. Securities and Exchange Commission regulations as well as certain price, market volume and timing constraints specified in the Plan.

Item 9.01                                           Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1	Amendment No. 1 to Amended and Restated Rights Agreement by and between LifePoint Health, Inc. and American Stock Transfer & Trust Company, LLC, dated as of September 21, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEPOINT HOSPITALS, INC.

	By:	/s/ Paul D. Gilbert
		Name:	Paul D. Gilbert
		Title:	Executive Vice President and Chief Legal Officer

Dated: September 21, 2015